As filed with the Securities and Exchange Commission on April 1, 2011

Registration Statement No. 333-170066

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NOVADEL PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	2834	22-2407152
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
of incorporation or organization)	Classification Code)

1200 Route 22 East, Suite 2000

Bridgewater, New Jersey 08807

(908) 203-4640

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven B. Ratoff

Chairman, President and Chief Executive Officer

Novadel Pharma, Inc.

1200 Route 22 East, Suite 2000

Bridgewater, New Jersey 08807

(908) 203-4640

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:
Emilio Ragosa, Esq.	John D. Hogoboom, Esq.
Morgan Lewis & Bockius LLP	Lowenstein Sandler PC
502 Carnegie Center	65 Livingston Avenue
Princeton, New Jersey 08540	Roseland, New Jersey 07068-1791
(609) 919-6600	(973) 597-2383

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

(cover continued on next page)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-170066) (the “Registration Statement”) of NovaDel Pharma Inc. (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission (the “SEC”) on February 14, 2011, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 that was filed with the SEC on March 29, 2011 and the Company’s current reports on Form 8-K that have been filed with the SEC since December 31, 2010. No changes have been made to the prospectus contained in the Registration Statement (which prospectus continues to form a part of this Registration Statement) and, accordingly, such prospectus has not been reprinted in Part I of this filing. No additional securities are being registered under this Post-Effective Amendment No. 1.  All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information contained in this prospectus supplement is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-170066
Prospectus Supplement No. 1
(to Prospectus dated February 14, 2011)

Subject to Completion, dated April 1, 2011

1,667 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK,

TOGETHER WITH SERIES A WARRANTS TO PURCHASE 16,670,000 SHARES OF

COMMON STOCK, SERIES B WARRANTS TO PURCHASE 16,670,000 SHARES OF

COMMON STOCK, SERIES C WARRANTS TO PURCHASE 16,670,000 SHARES OF

COMMON STOCK AND UP TO 40,000,000 SHARES OF COMMON STOCK UNDERLYING THE

CONVERTIBLE PREFERRED STOCK AND THE SERIES B WARRANTS

Pursuant to the prospectus dated February 14, 2011, we offered 1,667 shares of our Series A Convertible Preferred Stock, convertible into our common stock, par value $0.001 per share, together with Series A Warrants to purchase 16,670,000 shares of our common stock, Series B Warrants to purchase 16,670,000 shares of our common stock, Series C Warrants to purchase 16,670,000 shares of our common stock and up to 40,000,000 shares of common stock underlying the Series A Convertible Preferred Stock and the Series B Warrants to purchasers in this offering. The Series A Warrants, the Series B Warrants and the Series C Warrants are referred to herein as the warrants. The maximum number of shares of common stock underlying the convertible preferred stock and the warrants issued in this offering is up to 73,340,000; provided, however, we are not registering the 33,340,000 shares issuable upon exercise of the Series A and Series C Warrants. Delivery of the convertible preferred stock and warrants was made on or about February 14, 2011. The convertible preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the convertible preferred stock by a conversion price of $0.10 per share. As of the date of this prospectus supplement, [__] shares of the convertible preferred stock have been converted into shares of our common stock and we did not receive any proceeds upon conversion of the convertible preferred stock.  The Series B Warrants will be exercisable immediately and on or before the first year anniversary of their initial exercise date at an exercise price of $0.10 per share of common stock. The Series A and Series C Warrants will be exercisable on or after the one year and one day anniversary following the issuance date and will be exercisable on or before the fifth year anniversary of their initial exercise date at an exercise price of $0.15 per share of common stock. All of the warrants remain outstanding as of the date of this prospectus supplement.

We have incorporated by reference into this prospectus supplement the Annual Report on Form 10-K of NovaDel Pharma Inc. for the fiscal year ended December 31, 2010 (the “Annual Report”) and our current reports on Form 8-K that have been filed with the SEC since December 31, 2010. This prospectus supplement should be read in conjunction with the prospectus dated February 14, 2011 (the “Prospectus”), which is to be delivered with this prospectus supplement. This prospectus supplement updates and supplements the information in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is presently quoted on the Over-the-Counter Bulletin Board under the symbol “NVDL.OB” We do not intend to apply for listing of the convertible preferred stock and warrants on any securities exchange or market. On March 31, 2011, the last reported sale price of our common stock as reported by the Over-the-Counter Bulletin Board was $0.04 per share.

INVESTING IN THE OFFERED SECURITIES INVOLVES RISKS, INCLUDING THOSE SET FORTH IN THE “RISK FACTORS” SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 7 OF THE PROSPECTUS AND PAGE 13 OF THE ANNUAL REPORT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Brokers or dealers effecting transactions in these securities should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

Roth Capital Partners

The date of this prospectus is _____________, 2011.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus supplement the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 29, 2011; and
•	our current reports on Form 8-K filed with the SEC on January 5, 2011, January 7, 2011, February 4, 2011 and February 15, 2011.

By incorporating by reference our Annual Report on Form 10-K and our current reports on Form 8-K, we can disclose important information to you by referring to those reports, which are considered part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement upon written or oral request at no cost to the requester. Requests should be directed to: NovaDel Pharma Inc., 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807, Attention: Chief Financial Officer, Telephone No.: (908) 203-4640. The reports and documents that have been incorporated by reference into this prospectus supplement also may be accessed through our website at http://www.novadel.com.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. This prospectus supplement is part of post-effective amendment No. 1 to a registration statement on Form S-1 that we filed with the SEC. That post-effective amendment No. 1 to the registration statement on Form S-1 contains more information than this prospectus supplement regarding us and the securities we offered pursuant to the prospectus, including certain exhibits and schedules. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding NovaDel at http://www.sec.gov.

You should rely only on the information contained in this prospectus supplement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

EXPERTS

The balance sheets as of December 31, 2010 and 2009 and the related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for each of the three years in the period ended December 31, 2010 incorporated by reference in this prospectus supplement and registration statement have been audited by J. H. Cohn LLP, independent registered public accounting firm, as indicated in their report with respect thereto, which report includes an explanatory paragraph relating to NovaDel Pharma, Inc.’s ability to continue as a going concern and is included herein in reliance upon the authority of said firm as experts in giving said report.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the common stock being registered.

SEC Registration Fee	$1,021.42
Printing and Engraving Expenses	$22,000.00
Accounting Fees and Expenses	$25,000.00
Legal Fees and Expenses	$50,000.00
Miscellaneous	$1,978.58
Total	$100,000.00

All expenses, other than the SEC Registration Fee, are estimated.

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of stockholders or otherwise.

Article Nine of our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the DGCL. Article Ten provides for indemnification of all persons whom we shall have the power to indemnify pursuant to Section 145 of the DGCL.

The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers and directors for any claims arising against such persons in their official capacities if such persons acted in good faith and in a manner that they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We currently maintain liability insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limitations on the amount of coverage.

Item 15. Recent Sales of Unregistered Securities

During the three year period preceding the date of the filing of this registration statement, we have issued securities in the transactions described below without registration under the Securities Act of 1933. These securities were offered and sold by us in reliance upon exemptions from the registration requirements provided by Section 4(2) of the Securities Act of 1933 or Regulation D under the Securities Act as transactions by an issuer not involving a public offering.

In May 2008, we had entered into definitive agreements for the private placement with ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P., and ProQuest Investments III, L.P., collectively referred to herein as ProQuest, for an aggregate of up to $4,000,000 in gross proceeds, in the form of secured convertible promissory notes with an interest rate of 10%, and warrants to purchase shares of our common stock, referred to herein as the 2008 Financing. In May 2008, we sold securities in the initial closing of the 2008 Financing, resulting in the issuance of notes convertible into 5,000,000 shares of our common stock, and warrants to purchase 3,000,000 shares of our common stock. The sale of the notes and warrants resulted in gross proceeds to us of $1,475,000, before deducting certain fees and expenses.

In October 2008, we sold securities in the subsequent closing of the 2008 Financing, resulting in the issuance of notes convertible into 10,744,681 shares of our common stock, and warrants to purchase 6,446,809 shares of our common stock. The sale of the notes and warrants resulted in gross proceeds to us of $2,525,000, before deducting certain fees and expenses.

In December 2009, we entered into an amendment agreement with ProQuest, whereby ProQuest agreed to convert the outstanding aggregate principal amount of all of their convertible notes and liquidated damages notes, in each case, plus accrued interest thereon, in an amount equal to $3,657,517 into 23,237,083 shares of our common stock, $0.001 par value per shares. Immediately following such transaction, ProQuest’s equity ownership in the Company consisted of (i) 29,504,653 shares of common stock and (ii) warrants to purchase 11,433,345 shares of the common stock at an exercise price of $0.1888 per share.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are included with this prospectus. All management contracts or compensatory plans or arrangements are marked with an asterisk.

Exhibit No.		Description	Method of Filing
1.1		Form of Placement Agent Agreement	Incorporated by reference to Exhibit 1.1 of the Company’s Form 8-K, as filed with the SEC on February 15, 2011.
3.1		Restated Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-QSB, as filed with the SEC on June 14, 2004.
3.2		Certificate of Amendment to the Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K, as filed with the SEC on March 26, 2007.
3.3		Amended and Restated By-laws of the Company	Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, as filed with the SEC on September 9, 2005.
3.4		Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock	Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, as filed with the SEC on February 15, 2011.
4.1		Form of Warrant issued to certain accredited investors and placement agents	Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K, as filed with the SEC on April 17, 2006.
4.2		Form of Warrant issued to certain accredited investors and the placement agent	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2007.
4.3		Form of Warrant	Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, as filed with the SEC on June 3, 2008.
4.4		Form of Series A Warrant	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on March 31, 2010.
4.5		Form of Series A Convertible Preferred Stock Certificate	Incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K, as filed with the SEC on February 15, 2011.
4.6		Form of Series A Warrant	Incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K, as filed with the SEC on February 15, 2011.
4.7		Form of Series B Warrant	Incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K, as filed with the SEC on February 15, 2011.
4.8		Form of Series C Warrant	Incorporated by reference to Exhibit 4.4 of the Company’s Form 8-K, as filed with the SEC on February 15, 2011.
5.1		Opinion of Morgan, Lewis & Bockius LLP	Incorporated by reference to Exhibit 5.1 of the Company’s Amendment No. 4 to the Registration Statement on Form S-1, as filed with the SEC on February 14, 2011.
10.1	*	1992 Stock Option Plan	Incorporated by reference to the Company’s Registration Statement on Form SB-2, as filed with the SEC on August 8, 1997 (File No. 333-33201).
10.2	*	Form of Incentive Stock Option Agreement under the 1992 Stock Option Plan	Incorporated by reference to the Company’s Registration Statement on Form SB-2, as filed with the SEC on August 8, 1997 (File No. 333-33201).
10.3	*	1997 Stock Option Plan	Incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form SB-2, as filed with the SEC on August 8, 1997 (File No. 333-33201).
10.4	*	Form of Non-Qualified Option Agreement under the 1997 Stock Option Plan	Incorporated by reference to the Company’s Registration Statement on Form SB-2, as filed with the SEC on August 8, 1997 (File No. 333-33201).
10.5	*	1998 Stock Option Plan	Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8, as filed with the SEC on June 18, 2004 (File No. 333-116665).
10.6	*	Form of Stock Option Agreement under the 1998 Stock Option Plan	Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, as filed with the SEC on June 18, 2004 (File No. 333-116665).
10.7	*	Form of Non-Qualified Option Agreement	Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8, as filed with the SEC on June 18, 2004 (File No. 333-116665).
10.8	+	License and Development Agreement, effective as of April 4, 2003, by and between the Company and Manhattan Pharmaceuticals, Inc.	Incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-KSB, as filed with the SEC on March 11, 2004.
10.9	+	Second Amendment to License and Development Agreement, dated as of June 22, 2004, by and between the Company and Velcera, Inc. (formerly known as the Veterinary Company, Inc.)	Incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-KSB, as filed with the SEC on November 15, 2004.
10.10	*	Disclosure and Release Agreement Related to the Exchange of Non-Plan Options for Stock Options under the NovaDel Pharma Inc. 1998 Stock Option Plan by and between the Company and Thomas E. Bonney	Incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K, as filed with the SEC on August 2, 2005.
10.11	*	Disclosure and Release Agreement Related to the Exchange of Non-Plan Options for Stock Options under the NovaDel Pharma Inc. 1998 Stock Option Plan by and between the Company and Charles Nemeroff	Incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K, as filed with the SEC on August 2, 2005.
10.12	*	1998 Stock Option Plan Nonqualified Stock Option Agreement dated July 28, 2005, by and between the Company and Thomas E. Bonney	Incorporated by reference to Exhibit 10.25 of the Company’s Annual Report on Form 10-KSB for the period ended July 31, 2005, as filed with the SEC on October 31, 2005.
10.13	*	1998 Stock Option Plan Nonqualified Stock Option Agreement dated July 28, 2005, by and between the Company and Charles Nemeroff	Incorporated by reference to Exhibit 10.29 of the Company’s Annual Report on Form 10-KSB for the period ended July 31, 2005, as filed with the SEC on October 31, 2005.
10.14	*	1998 Stock Option Plan Nonqualified Stock Option Agreement dated January 17, 2006, by and between the Company and Thomas Bonney	Incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on March 15, 2006.
10.15	*	1998 Stock Option Plan Nonqualified Stock Option Agreement dated January 17, 2006, by and between the Company and Charles Nemeroff	Incorporated by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on March 15, 2006.
10.16	*	1998 Stock Option Plan Nonqualified Stock Option Agreement dated January 17, 2006, by and between the Company and Steven Ratoff	Incorporated by reference to Exhibit 10.6 of the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on March 15, 2006.
10.17	*	Employment Agreement dated December 4, 2006 by and between the Company and David H. Bergstrom, Ph.D.	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on December 8, 2006.
10.18	*	Incentive Stock Option Award between the Company and David H. Bergstrom dated December 4, 2006	Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, as filed with the SEC on December 8, 2006.
10.19	*	Nonqualified Stock Option Award between the Company and David H. Bergstrom, dated December 4, 2006	Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, as filed with the SEC on December 8, 2006.
10.20	*	Amendment 2007-1 to the NovaDel Pharma Inc. 1998 Stock Option Plan dated March 2, 2007	Incorporated by reference to Exhibit 10.45 of the Company’s Annual Report on Form 10-K, as filed with the SEC on March 26, 2007.
10.21	+	Amended and Restated License and Development Agreement, dated as of July 31, 2007, by and between NovaDel Pharma Inc. and HANA Biosciences, Inc.	Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 14, 2007.
10.22	+	Product Development and Commercialization Sublicense Agreement, dated as of July 31, 2007, by and among NovaDel Pharma Inc., HANA Biosciences and PAR Pharmaceuticals, Inc.	Incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 14, 2007.
10.23	+	License Agreement, dated May 19, 2008, by and among the Company and BioAlliance Pharma SA.	Incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on August 7, 2008.
10.24	+	Supply Agreement, dated July 7, 2008, by and among the Company and BioAlliance Pharma SA.	Incorporated by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on August 7, 2008.
10.25	+	License and Distribution Agreement, dated October 27, 2009, between NovaDel Pharma Inc. and Mist Acquisition, LLC	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on December 10, 2009.
10.26	+	License and Distribution Agreement, dated November 12, 2009, between NovaDel Pharma Inc. and ECR Pharmaceuticals Company, Inc.	Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, as filed with the SEC on December 10, 2009.
10.27		Lease Agreement, dated as of December 7, 2009 and effective as of February 1, 2010, by and between Regus Management Group, LLC, as Landlord, and NovaDel Pharma Inc., as Tenant	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on January 14, 2010.
10.28	*	Employment Agreement, dated January 8, 2010, by and between NovaDel Pharma Inc. and Steven B. Ratoff.	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on January 11, 2010.
10.29		Securities Purchase Agreement, dated March 31, 2010, among the Company and the investors set forth therein.	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on March 31, 2010.
10.30	*	Employment Agreement, dated June 8, 2010, by and between NovaDel Pharma Inc. and Craig Johnson.	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on June 9, 2010.
10.31	*	NovaDel 2006 Equity Incentive Plan (As amended and restated April 20, 2010).	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, as filed with the SEC on June 10, 2010.
10.32		Form of Securities Purchase Agreement	Incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K, as filed with the SEC on February 15, 2011.
10.33		License Agreement, dated January 5, 2007, between NovaDel Pharma, Inc. and Kwang Dong Pharmaceuticals.	Incorporated by reference to Exhibit 10.32 of the Company’s Annual Report on Form 10-K, as filed with the SEC on March 29, 2011.
21.1		Subsidiaries of the Registrant	The registrant has no subsidiaries.
23.1		Consent of J.H. Cohn LLP	Filed herewith.
23.2		Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1)	Incorporated by reference to Exhibit 23.2 of the Company’s Amendment No. 4 to the Registration Statement on Form S-1, as filed with the SEC on February 14, 2011.
24.1		Power of Attorney	Incorporated by reference to Exhibit 24.1 of the Company’s Registration Statement on Form S-1, as filed with the SEC on October 21, 2010.

*	Compensation Related Contract.

+	Confidential Treatment Requested. Confidential Materials omitted and filed separately with the Securities and Exchange Commission.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

11-2

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, if the registrant is relying on Rule 430B, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)
That, for the purpose of determining liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Act, NovaDel Pharma Inc. has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on April 1, 2011.

Novadel Pharma Inc.

By:	/s/ Steven B. Ratoff
Name: Steven B. Ratoff
Title: President and Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Steven B. Ratoff	Chairman, President and Chief Executive Officer	April 1, 2011
Steven B. Ratoff	(principal executive officer)

/s/ Craig Johnson	Chief Financial Officer	April 1, 2011
Craig Johnson	(principal financial and accounting officer)

*	Director	April 1, 2011
Mark J. Baric

*	Director	April 1, 2011
Thomas E. Bonney

*	Director	April 1, 2011
Charles Nemeroff

/s/ Steven B. Ratoff
* By: Steven B. Ratoff
Attorney-in-fact